Exhibit 5.1

June 20, 2008

McGrath RentCorp

5700 Las Positas Road

Livermore, CA 94551-7800

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,875,000 shares of your common stock, no par value per share (the “Common Shares”), which will be issuable under the McGrath RentCorp 2007 Stock Incentive Plan (the “Plan”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Common Shares under the Plan (the “Plan Shares”) and such documents as we have deemed necessary to render this opinion. In rendering our opinion set forth below, we have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals and completeness of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have made no independent investigation or other attempt to verify the accuracy of any such documents or to determine the existence or non-existence of any other factual matters.

June 20, 2008

Page Two

Based upon the foregoing, it is our opinion that the Plan Shares have been duly authorized and, when issued and outstanding pursuant to the terms of the Plan and the relevant agreements thereunder, will be validly issued, fully paid and nonassessable Common Shares.

Our opinion expressed above is limited to the laws of the State of California.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP